Exhibit 99.1
AXT, Inc. Second Quarter 2020 Results
July 22, 2020
Page 1 of 5

AXT, Inc. Announces Second Quarter 2020 Financial Results

FREMONT, Calif., July 22, 2020 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the second quarter, ended June 30, 2020.

Management Qualitative Comments

“We view 2020 as a turning point in our business,” said Morris Young, chief executive officer. “There are clear signs in the marketplace that strategic applications like 5G, data centers, and passive optical networks (PON) are strengthening. In addition, we believe new applications across our portfolio are creating exciting incremental opportunities beginning later this year. Further, with the relocation of our gallium arsenide manufacturing largely completed and production ramping, we are now focusing on elevating our manufacturing and business processes to serve the needs of increasingly sophisticated applications and customer requirements. In total, we believe we are positioning ourselves for renewed revenue expansion and improving profitability.”

Second Quarter 2020 Results

Revenue for the second quarter of 2020 was $22.1 million, compared with $20.7 million in the first quarter of 2020 and $24.8 million for the second quarter of 2019.

Gross margin was 30.6 percent of revenue for the second quarter of 2020, compared with 26.6 percent of revenue in the first quarter of 2020 and 34.3 percent for the second quarter of 2019.

Operating expenses were $6.3 million in the second quarter of 2020, compared with $6.2 million in the first quarter of 2020, and $6.2 million for the second quarter of 2019.

Operating profit for the second quarter of 2020 was $0.5 million, compared with an operating loss of $0.6 million in the first quarter of 2020, and an operating profit of $2.3 million for the second quarter of 2019.

Other income, after deducting for associated taxes and the portion attributable to noncontrolling interests, net for the second quarter of 2020 was a charge of $0.1 million. This includes a grant of $1.6 million from a provincial government agency as an award for relocating to its province, $0.9 million for taxes and $0.6 million attributable to noncontrolling interests and a loss of $0.2 million from our unconsolidated joint ventures.

AXT, Inc. Second Quarter 2020 Results
July 22, 2020

Net income in the second quarter of 2020 was $0.4 million, or $0.01 per share, compared with a net loss of $0.2 million or ($0.01) per share in the first quarter of 2020, and net income of $1.5 million or $0.04 per share for the second quarter of 2019.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 2378158). The call will also be simulcast at www.axt.com. Replays will be available at (855) 859-2056 (passcode 2378158) until July 28, 2020. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains its sales, administration and customer service functions.  AXT has manufacturing facilities in China and, as part of its supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory

AXT, Inc. Second Quarter 2020 Results
July 22, 2020

shutdowns as a result of air pollution in China; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Second Quarter 2020 Results
July 22, 2020

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		December 31,
	2020	2019	2020	2019

Revenue	$22,134	$24,797	$42,857	$45,005
Cost of revenue	15,366	16,291	30,567	29,804
Gross profit	6,768	8,506	12,290	15,201
Operating expenses:
Selling, general and administrative	4,747	4,769	9,496	9,492
Research and development	1,543	1,399	2,950	2,745
Total operating expenses	6,290	6,168	12,446	12,237
Income (loss) from operations	478	2,338	(156)	2,964
Interest income (expense), net	(39)	79	(68)	174
Equity in income (loss) of unconsolidated joint ventures	(168)	8	(288)	(1,446)
Other income (expense), net	1,608	(90)	2,974	(224)
Income before provision for income taxes	1,879	2,335	2,462	1,468
Provision for income taxes	920	597	1,286	753
Net income	959	1,738	1,176	715
Less: Net income attributable to noncontrolling interests	(598)	(287)	(993)	(368)
Net income attributable to AXT, Inc.	$361	$1,451	$183	$347
Net income attributable to AXT, Inc. per common share:
Basic	$0.01	$0.04	$0.00	$0.01
Diluted	$0.01	$0.04	$0.00	$0.01
Weighted-average number of common shares outstanding:
Basic	39,973	39,447	39,891	39,399
Diluted	40,750	40,123	40,543	40,045

AXT, Inc. Second Quarter 2020 Results
July 22, 2020

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$26,515	$26,892
Short-term investments	5,247	9,427
Accounts receivable, net	19,760	19,031
Inventories	49,586	49,152
Prepaid expenses and other current assets	9,621	8,703
Total current assets	110,729	113,205
Long-term investments	720	—
Property, plant and equipment, net	101,031	97,403
Operating lease right-of-use assets	2,722	2,938
Other assets	11,018	9,803
Total assets	$226,220	$223,349
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,540	$10,098
Accrued liabilities	10,511	11,681
Bank loan	6,087	5,747
Total current liabilities	28,138	27,526
Long-term portion of royalty payments	1,177	—
Noncurrent operating lease liabilities	2,455	2,695
Other long-term liabilities	396	366
Total liabilities	32,166	30,587

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	41	41
Additional paid-in capital	238,754	236,957
Accumulated deficit	(47,600)	(47,783)
Accumulated other comprehensive loss	(6,365)	(4,862)
Total AXT, Inc. stockholders’ equity	188,362	187,885
Noncontrolling interests	5,692	4,877
Total stockholders’ equity	194,054	192,762
Total liabilities and stockholders’ equity	$226,220	$223,349